Exhibit 10.20(g2)
                          AMENDMENT NO. 4

         The Coinsurance Life, Annuity and Disability Income Reinsurance Agreement effective as of January 1, 1995 (as amended by Amendment No. 1 dated as of August 3, 1995, and Amendment Nos. 2 and 3 dated as of October 2, 1995), between EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas (?CORPORATION?), and THE OHIO LIFE INSURANCE COMPANY of Hamilton, Ohio (?CEDANT?), is hereby amended as follows:

         On and after April 1, 1996, the following exclusion is added to Article
I:

                  This Agreement does not apply to the following accident and health insurance policies (the ?Excluded Policies?):

                  All individual disability income insurance contracts of the CEDANT in force on the effective date of this agreement and issued by the CEDANT to become effective on or after the effective date of this agreement (January 1, 1995), including all riders originally written therewith or later added thereto.

                  All group accident and health insurance of the CEDANT (including accidental death and dismemberment plan issued to its affiliate) in force on the effective date of this agreement and issued by the CEDANT to become effective on or after the effective date of this agreement.

                  All group accident and health insurance policies (including long term care) reinsured by the CEDANT prior to the effective date of this agreement and certificates issued thereunder to become effective on or after the effective date of this agreement.

         Losses paid by the CEDANT on and after April 1, 1996, with respect to the Excluded Policies (regardless of when such losses were incurred) are hereby excluded from this Agreement and shall not be the responsibility of the CORPORATION.

         Immediately after execution of this Amendment, cash in an amount equal to $4,801,115, constituting the net amount calculated to reflect:

                  (a) that portion of the reserves identified in Article VI of this Agreement attributable to the Excluded Policies at the close of business on March 31, 1996, less the amount of any losses that have been paid on or after April 1, 1996, through December 31, 1996, with respect to the Excluded Policies; and


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                  (b) the net result of all other  activity  with respect to the
         Excluded Policies for periods beginning on or after April 1, 1996, through December 31, 1996;

shall be transferred by the CORPORATION to CEDANT via wire transfer to an account designated by CEDANT. The calculation of such amount is set forth below:

         (1)      Liabilities as of 3/31/96 equal to:                $3,551,996

                  reserves as agreed upon as of 3/31/96, including
                  reserves for losses incurred but not reported       3,597,761
                  less due premium as of 3/31/96                        (45,765)

         (2) Plus investment income on the liabilities for the period 4/1/96 through 12/31/96, based on
                  7% interest rate per year                             186,480

         (3) Plus activity on the business from 4/1/96 through 12/31/96, as defined by the following
                  calculation:                                        1,497,472

                  premiums collected net of reinsurance               2,174,167
                  less benefits paid net of reinsurance                (417,035)
                  less commissions paid net of reinsurance             (205,306)
                  less premium tax (2.5% of premiums net
                           of reinsurance)                              (54,354)
                  less due and unpaid reinsurance amounts
                           as of 12/31/96                                     0

         (4)      Less amounts due under Services Agreement            (434,833)
                                                                ----------------

         (5)      TOTAL TRANSFER AMOUNT (1+2+3 - 4)                  $4,801,115

         In all other respects not inconsistent herewith, said Agreement shall remain unchanged.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate.

THE OHIO LIFE INSURANCE                     EMPLOYERS REASSURANCE
COMPANY                                              CORPORATION

By                                          By
    Name                                    Name
    Title                                   Title
    Date    3/26/97                         Date         3/26/97